UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHIPOTLE MEXICAN GRILL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

The sole reason for this filing is to make certain corrections to the beneficial ownership table and related footnotes appearing on pages 4 through 6 of the definitive proxy statement, dated April 2, 2009, for the annual meeting of shareholders of Chipotle Mexican Grill, Inc. to be held on May 21, 2009.

The beneficial ownership table appearing in the proxy statement inadvertently excluded the holdings of Bob Wilner, a named executive officer of Chipotle for purposes of the proxy statement, and included the holdings of Mark Crumpacker, Chief Marketing Officer of Chipotle, whose holdings are not required to be reported in the table under rules of the Securities and Exchange Commission. As a result, the footnotes associated with the table were numbered incorrectly as well. In addition, the beneficial ownership table and footnotes included other typographical errors that are corrected below.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following tables set forth information as of March 27, 2009, as to the beneficial ownership of shares of each class of our common stock by:

•	each person (or group of affiliated persons) known to us to beneficially own more than 5 percent of either class of our common stock;

•	each of the executive officers listed in the Summary Compensation Table appearing later in this proxy statement;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under SEC rules and generally includes voting or investment power over shares. The information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership shown in the following tables is based on 14,643,749 outstanding shares of Class A common stock and 17,314,890 outstanding shares of Class B common stock as of March 27, 2009. For purposes of calculating each person’s or group’s percentage ownership, shares of Class A common stock issuable pursuant to stock options or stock appreciation rights exercisable within 60 days after March 27, 2009, are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name of Shareholder	Class A Common Stock	Percentage of Class	Class B Common Stock	Percentage of Class	Total Voting Percentage Owned	Total Equity Percentage Owned
Beneficial holders of 5% or more of either class of common stock

Barclays Global Investors, NA (1)	1,298,399	8.87%	—	—	*	4.06%
Capital World Investors (2)	1,774,030	12.11%	2,257,000	13.04%	12.96%	12.61%
FMR Corp. (3)	2,765,150	18.88%	1,347,215	7.78%	8.65%	12.87%
Hussman Econometrics Adviors, Inc. (4)	750,000	5.12%	—	—	*	2.35%
Pequot Capital Management, Inc. (5)	—	—	1,048,300	6.05%	5.58%	3.28%
T. Rowe Price Associates, Inc. (6)	—	—	3,026,950	17.48%	16.12%	9.47%
Tremblant Capital Group (7)	—	—	1,052,735	6.08%	5.61%	3.29%
William Blair & Company, LLC (8)	1,226,674	8.38%	—	—	*	3.84%

Directors and executive officers
Steve Ells (9)(10)	205,100	1.39%	403,250	2.33%	2.25%	1.89%
Montgomery Moran (10)(11)	117,803	*	153,333	*	*	*
John Hartung (12)	103,000	*	229	*	*	*
Bob Wilner (13)	82,000	*	43	*	*	*
Bob Blessing (14)	28,000	*	—	—	*	*
Rex Jones (15)	30,513	*	4,000	*	*	*
Albert Baldocchi (10)(16)	24,579	*	162,841	*	*	*
John Charlesworth	15,579	*	—	—	*	*
Neil Flanzraich	1,071	*	—	—	*	*
Patrick Flynn	29,579	*	—	—	*	*
Darlene Friedman (10)(17)	1,579	*	9,000	*	*	*
All D&O’s as a group (11 people) (18)	638,803	4.27%	732,696	4.23%	4.23%	4.25%

*	Less than one percent (1 percent)
(1)	Based solely on a report on Schedule 13G filed on February 5, 2009. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.
(2)	Based solely on reports on Schedule 13G/A filed on February 13, 2009. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.
(3)	Based solely on a report on Schedule 13G/A filed on February 17, 2009. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(4)	Based solely on a report on Schedule 13G filed on January 14, 2009. The address of Hussman Econometrics Advisors, Inc. is c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246.
(5)	Based solely on a report on Schedule 13G/A filed on February 24, 2009. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.
(6)	Based solely on a report on Schedule 13G/A filed on February 11, 2009. Shares of Class B common stock beneficially owned by T. Rowe Price Associates, Inc. (Price Associates) are owned by various individual and institutional investors including T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 1,900,000 shares, representing 10.97 percent of the shares of Class B common stock outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(7)	Based solely on a report on Schedule 13G filed on February 9, 2009. The address of Tremblant Capital Group is 767 Fifth Avenue, New York, New York 10153.
(8)	Based solely on a report on Schedule 13G filed on January 12, 2009. The address of William Blair & Company, LLC is 222 W. Adams, Chicago, Illinois 60606.
(9)	Shares of Class A common stock beneficially owned by Mr. Ells include: 55,000 shares of performance-contingent restricted stock subject to forfeiture, the vesting of which is subject to satisfaction of specified performance criteria and which Mr. Ells has the right to vote; and 150,000 shares underlying vested stock options.
(10)	Shares of Class B common stock reflected as beneficially owned by Mr. Ells, Mr. Moran, Mr. Baldocchi and Ms. Friedman are entitled to piggyback registration rights.
(11)	Shares of Class A common stock beneficially owned by Mr. Moran include: 30,000 shares of performance-contingent restricted stock subject to forfeiture, the vesting of which is subject to satisfaction of specified performance criteria and which Mr. Moran has the right to vote; and 80,000 shares underlying vested stock options.
(12)

Shares of Class A common stock beneficially owned by Mr. Hartung include: 20,600 shares jointly owned by Mr. Hartung and his spouse; 20,000 shares of performance-contingent restricted stock subject to forfeiture, the vesting of which is subject to satisfaction of specified performance criteria and which Mr. Hartung has the right to vote; and 48,000 shares underlying vested stock options. Shares of Class B common stock beneficially owned by Mr. Hartung include 81 shares jointly owned by Mr. Hartung and his spouse and 148 shares beneficially owned by his minor children. Mr. Hartung disclaims beneficial ownership of the shares beneficially owned by his children.

(13)	Shares of Class A common stock beneficially owned by Mr. Wilner include: 15,000 shares of performance-contingent restricted stock subject to forfeiture, the vesting of which is subject to satisfaction of specified performance criteria and which Mr. Wilner has the right to vote; and 40,000 shares underlying vested stock options.
(14)	Shares of Class A common stock beneficially owned by Mr. Blessing include 20,000 shares underlying vested stock options.
(15)	Shares of Class A common stock beneficially owned by Mr. Jones include: 20,333 shares underlying vested stock options; and 4,545 shares held by a revocable trust of which Mr. Jones is a co-trustee.
(16)	Shares of Class B common stock beneficially owned by Mr. Baldocchi include 140,623 shares owned jointly by Mr. Baldocchi and his spouse. The shares beneficially owned by Mr. Baldocchi are pledged as collateral to secure a personal line of credit.
(17)	Shares of Class B common stock beneficially owned by Ms. Friedman are held by a revocable trust of which Ms. Friedman is a co-trustee.
(18)	See Notes (9) through (12) and (14) through (17).

3